EXHIBIT 99.1

Troika Media Group Announces Pricing of $50 Million Private Placement

LOS ANGELES, March 17, 2022 (GLOBE NEWSWIRE) – Troika Media Group, Inc. (Nasdaq:TRKA) ("TMG" or "Company"), a brand consultancy and marketing innovations company that provides integrated branding and marketing solutions for global brands, today announced that it entered into a securities purchase agreement with certain institutional investors to purchase $50 million worth of its Series E convertible preferred stock (the “Series E Preferred”) and warrants (the “Warrants”) in a private placement.

Under the terms of the securities purchase agreement, TMG has agreed to sell 500,000 shares of its Series E Preferred and Warrants to purchase up to 33,333,333 shares of the Company’s common stock. Each share of the Series E Preferred will have a stated value of $100 per share and be convertible after the closing date into shares of common stock at a conversion price of $1.50 per share, subject to adjustment. The Warrants will be exercisable immediately upon the date of issuance and have an exercise price of $2.00 per share, subject to adjustment. The Warrants will expire five years from the date of issuance. The gross proceeds to the Company from the private placement are estimated to be $50 million before deducting the placement agent's fees and other estimated offering expenses. The offering is expected to close on or about March 21, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the private placement primarily for its previously announced acquisition of Converge Direct LLC.

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the offering.

The shares of Series E Preferred and Warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of the Series E Preferred and the shares issuable upon exercise of the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Troika Media Group

Troika Media Group is an end-to-end brand solutions company that creates both near-term and long-term value for global brands in entertainment, sports and consumer products. Applying emerging technology, data science, and world-class creative, TMG helps brands deepen engagement with audiences and fans throughout the consumer journey and builds brand equity. Clients include Apple, Hulu, Riot Games, Belvedere Vodka, Unilever, UFC, Peloton, CNN, HBO, ESPN, Wynn Resorts and Casinos, Tiffany & Co., IMAX, Netflix, Sony, Yahoo and Coca-Cola. For more information, visit www.thetmgrp.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company's facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company's products and services, economic conditions in the U.S. and worldwide, and the Company's ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Troika Media Group

Kevin Aratari

kevin@troikamedia.com

Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

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